Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Marlin Business Services Corp. for the quarter ended June 30, 2019 (the “Quarterly Report”), Jeff Hilzinger, as Chief Executive Officer, and Michael R. Bogansky, Chief Financial Officer of the Company, each hereby certifies, that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Marlin Business Services Corp.

Date: August 2, 2019

/s/ Jeff Hilzinger
Jeff Hilzinger Chief Executive Officer (Principal Executive Officer)

/s/ Michael R. Bogansky
Michael R. Bogansky Chief Financial Officer &Senior Vice President (Principal Financial Officer)